FIRST MODIFICATION OF CREDIT AGREEMENT AND WAIVER


                  THIS MODIFICATION is made as of this 9th day of July, 1998, by and among PARLUX, LTD., a New York corporation ("Borrower"), PARLUX FRAGRANCES, INC., a Delaware corporation ("Parent") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation as agent (the "Agent") and the lender signatory to this Modification (the "Lender").

                               Statement of Facts
                               ------------------

                  Agent, Lender, Borrower and Parent are parties to that certain Credit Agreement, dated as of May 23, 1997 (the "Credit Agreement"), pursuant to which Lender has agreed to make one or more loans from time to time to the Borrower in accordance with the terms and conditions thereof. Lender and Borrower desire to modify the Credit Agreement in certain respects in accordance with the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Agent and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

                               Statement of Terms
                               ------------------

                  1. Waiver. Each of the Agent and the Lender hereby waives any Default or Event of Default under the Credit Agreement which may have resulted from any failure on the Borrower's part to comply with the following covenants for the dates and time periods described below (a) the restricted payment covenant set forth in Section 6.15 of the Credit Agreement for each of the fiscal months ending June 30, 1997 through June 30, 1998, (b) the minimum EBITDA covenant set forth in clause (a) to Schedule 6.11 to the Credit Agreement for the Fiscal Quarters ending June 30, 1997, September 30, 1997, December 30, 1997, March 31, 1998 and June 30,1998, (c) the minimum Tangible Net Worth covenant set forth in clause (b) of Schedule 6.11 to the Credit Agreement as of the end of the Fiscal Quarters ending December 31, 1997, March 31, 1998 and June 30, 1998, and (d) the minimum Fixed Charge Coverage Ratio set forth in clause (c) of
Schedule 6.11 to the Credit Agreement for the Fiscal Quarters ending June 30, 1997, September 31, 1997, December 31, 1998, March 31, 1998, and June 30, 1998.
The aforesaid waivers relate solely to the specific covenants, dates and time periods described above and nothing in this Section 1 is intended (or shall be construed) to constitute a waiver by the Agent or the Lender of any other Default or Event of Default which may now or hereafter exist under the Credit Agreement (including, without limitation, any future failure on Borrower's part to comply with Section 6.15 or clauses (a), (b) and (c) of Schedule 6.11 to the Credit Agreement, as amended by this Modification).

                  2. Amendment of Credit Agreement. Subject to the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth below, the Credit Agreement shall be amended as follows:

                  A. Clauses (a), (b) and (c) of Schedule 6.11 to the Credit Agreement shall be deleted in its entireties and the following new clauses (a),
(b) and (c) shall be substituted in lieu thereof:

                  (a) Minimum EBITDA. Parent shall have, at the end of each period set forth below (measured in each case, based on the consecutive 12-month period ending at the end of such period unless otherwise expressly noted below), EBITDA for the respective period set forth below of not less than the following:

                         Period                                  Minimum EBITDA
                         ------                                  --------------

           Fiscal Month ending July 31, 1998
               (based on the consecutive 4-month
               period ending on such date)                         1,640,000

           Fiscal Month ending August 30, 1998
               (based on the consecutive 5-month
               period ending on such date)                         2,740,000

           Fiscal Month ending September 30, 1998
               (based on the consecutive 6-month
               period ending on such date)                         4,390,000

           Fiscal Month ending October 31, 1998
               (based on the consecutive 7-month
               period ending on such date)                         6,210,000

           Fiscal Month ending November 30, 1998
               (based on the consecutive 8-month
               period ending on such date)                         7,520,000

           Fiscal Month ending December 31, 1998
               (based on the consecutive 9-month
               period ending on such date)                         7,250,000

           Fiscal Month ending January 31, 1999
               (based on the consecutive 10-month
               period ending on such date)                         7,300,000

                        Period                                  Minimum EBITDA
                         ------                                  --------------

           Fiscal Month ending February 28, 1999
               (based on the consecutive 11-month
               period ending on such date)                        $7,870,000

           Fiscal Month ending March 31, 1999                      8,470,000

           Fiscal Month ending April 30, 1999                      8,680,000

           Fiscal Month ending May 31, 1999                        8,800,000

           Fiscal Month ending June 30, 1999                       8,800,000

           Fiscal Month ending July 31, 1999                       8,840,000

           Fiscal Month ending August 30, 1999                     8,900,000

           Fiscal Month ending September 30, 1999                  9,170,000

           Fiscal Month ending October 31, 1999                    9,400,000

           Fiscal Month ending November 30, 1999                   9,580,000

           Fiscal Month ending December 31, 1999                   9,610,000

           Fiscal Month ending January 31, 2000                    9,670,000

           Fiscal Month ending February 29, 2000                   9,790,000

           Fiscal Month ending March 31, 2000                      9,900,000

                  (b) Minimum Tangible Net Worth. Parent's Tangible Net Worth as of the end of each Fiscal Quarter ending on or after September 30, 1998 shall not be less than the amount shown below for such period:

                     Fiscal Quarter Ending            Minimum Tangible Net Worth
                     ---------------------            --------------------------

           September 30, 1998                                     35,500,000
           December 31, 1998                                      35,500,000
           March 31, 1999                                         35,500,000
           June 30, 1999                                          35,500,000
           September 30, 1999                                     37,000,000

                     Fiscal Quarter Ending            Minimum Tangible Net Worth
                     ---------------------            --------------------------

           December 31, 1999                                      36,000,000
           March 31, 2000                                         36,000,000

                  (c) Minimum Fixed Charge Coverage Ratio. Parent shall have, at the end of each period set forth below (measured in each case, based on the consecutive 12-month period ending at the end of such period unless otherwise expressly noted below), a Fixed Charge Coverage Ratio for the respective periods set forth below of not less than the following:

                                                          Minimum Fixed Charge
                         Period                             Coverage Ratio
                         ------                           --------------------

           Fiscal Month ending July 31, 1998
               (based on the consecutive 4-month
               period ending on such date)                       0.7: 1.0

           Fiscal Month ending August 30, 1998
               (based on the consecutive 5-month
               period ending on such date)                       1.1: 1.0

           Fiscal Month ending September 30, 1998
               (based on the consecutive 6-month
               period ending on such date)                       1.1: 1.0

           Fiscal Month ending October 31, 1998
               (based on the consecutive 7-month
               period ending on such date)                       1.1: 1.0

           Fiscal Month ending November 30, 1998
               (based on the consecutive 8-month
               period ending on such date)                       1.1: 1.0

           Fiscal Month ending December 31, 1998
               (based on the consecutive 9-month
               period ending on such date)                       0.9: 1.0

           Fiscal Month ending January 31, 1999
               (based on the consecutive 10-month
               period ending on such date)                       0.8: 1.0

           Fiscal Month ending February 28, 1999

                                                          Minimum Fixed Charge
                         Period                             Coverage Ratio
                         ------                           --------------------

               (based on the consecutive 11-month
               period ending on such date)                       0.9: 1.0

           Fiscal Month ending March 31, 1999                    0.9: 1.0

           Fiscal Month ending April 30, 1999                    0.9: 1.0

           Fiscal Month ending May 31, 1999                      0.9: 1.0

           Fiscal Month ending June 30, 1999                     1.0: 1.0

           Fiscal Month ending July 31, 1999                     1.0: 1.0

           Fiscal Month ending August 30, 1999                   1.0: 1.0

           Fiscal Month ending September 30, 1999                1.0: 1.0

           Fiscal Month ending October 31, 1999                  1.0: 1.0

           Fiscal Month ending November 30, 1999                 1.1: 1.0

           Fiscal Month ending December 31, 1999                 1.1: 1.0

           Fiscal Month ending January 31, 2000                  1.1: 1.0

           Fiscal Month ending February 29, 2000                 1.1: 1.0

           Fiscal Month ending March 31, 2000                    1.1: 1.0

                  B. Section 6.15 of the Credit Agreement shall be deleted in its entirety and the following new Section 6.l5 is substituted in the lieu thereof:

         6.15. Restricted Payments. Parent shall not make any Restricted Payments; provided, however, the Parent may make a Restricted Payment to the extent that (i) the aggregate amount of all Restricted Payments made by Parent in any one Fiscal Month does not exceed the Permitted Restricted Payment Amount for such month, (ii) Borrower's Unused Borrowing Availability after Parent makes such Restricted Payment is not less than $1,250,000, and (iii) no Default or Event of Default exists at the time of or would be caused by such Restricted Payment. For purposes of this Section 6.15 the term "Permitted Restricted Payment Amount" means a Restricted Payment or Restricted Payments for each period set forth below in an amount not to exceed the amount set forth below for such period:

                                                                             Maximum Permitted Restricted Payment
                             Period                                                          Amount
                             ------                                          ------------------------------------
           Each Fiscal Month ending during the period from July 1, 1998 -
               October 31, 1998                                                     $200,000 per Fiscal Month

           Each Fiscal Month ending during the period from November 1, 1998 -
               December 31, 1998                                                    $1,000,000 per Fiscal Month

           Each Fiscal Month ending during the period from January 1, 1999 -
               March 31, 1999                                                       $200,000 per Fiscal Month

           Each Fiscal Month ending during the period from April 1, 1999 - March
               31, 2000                                                             $100,000 per Fiscal Month

         Borrower shall not be permitted to carry forward any unused Permitted Restricted Payment Amounts to future months.

                  C. Schedule 6.11 to the Credit Agreement is hereby further amended by adding the following new clause (g) to such schedule:

                  (g) Non-Perfumania/Non-Affiliate Sales. Borrower's sales of Inventory to Persons other than Perfumania and Affiliates of Borrower for each period set forth below shall be in an amount not less than the amount shown below for such period:

                                                                   Minimum Sales to Persons Other than
                                 Period                                 Perfumania and Affiliates
                                 ------                            -----------------------------------
           Fiscal Month ending July 31, 1998
               (based on the consecutive 4-month
               period ending on such date)                                            9,115,000

           Fiscal Month ending August 30, 1998
               (based on the consecutive 5-month
               period ending on such date)                                           11,740,000

                                      -6-

                                                                   Minimum Sales to Persons Other than
                                 Period                                 Perfumania and Affiliates
                                 ------                            -----------------------------------

           Fiscal Month ending October 31, 1998
               (based on the consecutive 7-month
               period ending on such date)                                           22,685,000

           Fiscal Month ending November 30, 1998
               (based on the consecutive 8-month
               period ending on such date)                                           26,880,000

           Fiscal Month ending December 31, 1998
               (based on the consecutive 9-month
               period ending on such date)                                           27,980,000

           Fiscal Month ending January 31, 1999
               (based on the consecutive 10-month
               period ending on such date)                                           29,460,000

           Fiscal Month ending February 28, 1999
               (based on the consecutive 11-month
               period ending on such date)                                           32,160,000

           Fiscal Month ending March 31, 1999                                        34,950,000
               (based on the consecutive 12-month
               period ending on such date)

           Fiscal Month ending April 30, 1999                                        35,330,000
               (based on the consecutive 13-month
               period ending on such date)

           Fiscal Month ending May 31, 1999                                          35,600,000
               (based on the consecutive 14-month
               period ending on such date)

           Fiscal Month ending June 30, 1999                                         35,695,000
               (based on the consecutive 15-month
               period ending on such date)

                                      -7-

                                                                   Minimum Sales to Persons Other than
                                 Period                                 Perfumania and Affiliates
                                 ------                            -----------------------------------

           Fiscal Month ending July 31, 1999                                         35,810,000
               (based on the consecutive 16-month
               period ending on such date)

           Fiscal Month ending August 30, 1999                                       36,060,000
               (based on the consecutive 17-month
               period ending on such date)

           Fiscal Month ending September 30, 1999                                    36,580,000
               (based on the consecutive 18-month
               period ending on such date)

           Fiscal Month ending October 31, 1999                                      37,090,000
               (based on the consecutive 19-month
               period ending on such date)

           Fiscal Month ending November 30, 1999                                     37,480,000
               (based on the consecutive 20-month
               period ending on such date)

           Fiscal Month ending December 31, 1999                                     37,590,000
               (based on the consecutive 21-month
               period ending on such date)

           Fiscal Month ending January 31, 2000                                      37,730,000
               (based on the consecutive 22-month
               period ending on such date)

           Fiscal Month ending February 29, 2000                                     37,980,000
               (based on the consecutive 23-month
               period ending on such date)

           Fiscal Month ending March 31, 2000                                        38,250,000
               (based on the consecutive 24-month
               period ending on such date)

                  3. No Other Amendment or Waiver. Except for the amendment and waiver expressly set forth and referred to in Section 1 and Section 2 above, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Modification is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Borrower's or

Guarantor's indebtedness or other indebtedness to the Agent or any Lender under or in connection with the Credit Agreement (collectively, the "Obligations") or to modify, affect or impair the perfection or continuity of Agent's security interests in, security titles to or other liens on any collateral for the Obligations.

                  4. Representations and Warranties. To induce the Agent and the Lender to enter into this Modification, each Credit Party does hereby warrant, represent and covenant to the Agent and the Lender that: (a) each representation or warranty of such Credit Party set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement as amended by this Modification; and (b) each Credit Party has the power and is duly authorized to enter into, deliver and perform this Modification and this Modification is the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

                  5. Conditions Precedent to Effectiveness of this Modification. The effectiveness of this Modification and the amendment and waiver provided in
Section 1 and Section 2 above are subject to (i) the truth and accuracy in all material respects of the representations and warranties of each Credit Party contained in Section 4 above, (ii) the Agent's and Lender's receipt of one or more counterparts of this Modification duly executed and delivered by the Credit Parties, and (iii) Borrower's payment of the fees and expenses set forth in the letter agreement dated as of June 26, 1998 between Borrower and Lender.

                  6. Counterparts. This Modification may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

                  7. Lender Expenses. Without limiting its obligations under the Credit Agreement, the Borrower agrees to pay on demand all of the Agent's and the Lender's reasonable attorneys' fees and expenses and all other reasonable out-of-pocket costs incurred by the Agent and the Lender in connection with its evaluation, negotiation, documentation or consummation of this Modification and the transactions contemplated hereby or thereby.

                  8. GOVERNING LAW. THIS MODIFICATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered as of the day and year specified at the beginning hereof.

                              BORROWER:

                              PARLUX, LTD.
(CORPORATE SEAL)



________________________      By:      /s/ Frank A. Buttacavoli
                                       -----------------------------
________________________      Title:   Executive VP and CFO
Title:

                              GUARANTOR:

                              PARLUX FRAGRANCES, INC.
(CORPORATE SEAL)



________________________      By:      /s/ Frank A. Buttacavoli
                                       -----------------------------
________________________      Title:   Executive VP and CFO
Title:



                              LENDER:


                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, in its capacity as Agent and a Lender



                              By:      /s/  Timothy C. Huban
                                       -----------------------------
                              Title:   Senior Vice President


                                       11